EXHIBIT 99.1
Complete Production Services, Inc. Reports Third Quarter Earnings
HOUSTON, October 24, 2007 (Business Wire) — Complete Production Services, Inc. (NYSE: CPX) today reported third quarter income from continuing operations of $41.6 million, or $0.57 per diluted share, compared with income from continuing operations of $39.7 million, or $0.55 per diluted share for the third quarter of 2006. Revenue for the quarter was $412.9 million, up 28% over the third quarter of 2006. Operating income increased to $76.7 million for the quarter, up 6% compared to the third quarter of 2006, with operating income margins of 18.6% and 22.4%, respectively.
Third quarter 2007 earnings before interest, taxes, depreciation and amortization (EBITDA, as defined below), totaled $112.1 million, an increase of 20% over the prior year. EBITDA margins decreased to 27.1% from 29.0% in the third quarter of 2006.
Revenues for the Completion and Production Services segment during the third quarter of 2007 were $317.2 million, up 38% over the prior year, with EBITDA of $97.1 million compared to $73.0 million for the third quarter of the prior year. EBITDA margins for the segment were 30.6%, down from 31.7%. Growth in the Completion and Production Services segment was the result of executing the company’s acquisition strategy and organic growth investments. The positive contributions from acquisitions and from most service lines within the segment were offset by lower utilization and pricing primarily in fluid handling, an adverse shift in revenue mix within coiled tubing, and a slower recovery in the Canadian market.
Drilling Services revenue was $60.6 million for the third quarter of 2007, up slightly from the same quarter of the prior year and EBITDA margins of 27.6% were down from 36.5%. Contract drilling revenues increased due to the net addition of two drilling rigs versus the same period last year, but lower utilization rates and higher costs adversely impacted margins. Additionally, the relocation of a rig logistics district to a more attractive market took longer than anticipated resulting in lower revenues and higher costs.
Product Sales revenue was $35.2 million for the third quarter of 2007, with EBITDA margins of 11.1%.
“Activity levels in the basins in which we operate continue to be good; however, issues including high gas storage inventory levels, large basis differentials in the Rockies and additional service capacity that has come to market will continue to put pressure on our financial performance in the near-term. We do remain confident that the long-term fundamentals of natural gas markets in the resource plays of North America remain strong,” noted Mr. Winkler.

Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional gas plays in North America that it believes have the highest potential for long-term growth.
Conference Call
Complete will hold a conference call to discuss third quarter 2007 results on Thursday, October 25 at 9:00 a.m. Central Time. To participate in the live conference call, dial (866) 831-6243 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 66493460. The conference call will be available for replay beginning at 12:00 p.m., October 25 and will be available until November 1, 2007. To access the conference call replay, please call (888) 286-8010 and use the passcode: 24901113. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization and minority interest. EBITDA is not a substitute for the GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
mmayer@completeproduction.com
Jose Bayardo
Vice President, Corporate Development and Investor Relations
281-372-2325
jbayardo@completeproduction.com

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2007 and 2006
(in thousands except per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$377,736	$287,991	$1,111,176	$757,530
Products	35,187	34,043	119,529	91,386

	412,923	322,034	1,230,705	848,916

Cost of services	223,557	160,695	631,434	435,529
Cost of products	27,015	25,213	92,480	67,038
General and administrative expense	50,258	42,887	156,172	115,085
Depreciation and amortization	35,396	21,005	97,858	53,611

	336,226	249,800	977,944	671,263

Operating income	76,697	72,234	252,761	177,653

Interest expense	16,676	9,142	47,365	29,312
Interest income	(484)	(256)	(1,012)	(1,278)

Income from continuing operations

before minority interest and taxes	60,505	63,348	206,408	149,619

Minority interest, net of tax	(283)	(121)	(227)	23

Income from continuing operations before taxes	60,788	63,469	206,635	149,596

Tax provision	19,180	23,800	73,894	56,411

Income from continuing operations	41,608	39,669	132,741	93,185

Income from discontinued operations (net of tax)	—	570	—	2,321

Net income	$41,608	$40,239	$132,741	$95,506

Basic earnings per share:
Continuing operations	$0.58	$0.57	$1.85	$1.45
Discontinued operations	$—	$0.01	$—	$0.04

	$0.58	$0.58	$1.85	$1.49

Diluted earnings per share:
Continuing operations	$0.57	$0.55	$1.81	$1.40
Discontinued operations	$—	$0.01	$—	$0.03

	$0.57	$0.56	$1.81	$1.43

Weighted average shares outstanding:
Basic	72,191	69,816	71,873	64,216
Diluted	73,495	71,738	73,296	66,587

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2007 and December 31, 2006
(in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)	(unaudited)
Assets:
Current assets	$403,802	$390,640
Property, plant and equipment, net	975,058	771,703
Goodwill	570,493	552,671
Other long-term assets	28,372	25,310

Total assets	1,977,725	1,740,324

Liabilities and stockholders’ equity:
Current liabilities	141,685	161,405
Long-term debt	820,549	750,577
Long-term deferred tax liabilities	116,341	90,805
Minority interest	2,507	2,316

Total liabilities and minority interest	1,081,082	1,005,103

Common stock	723	714
Treasury stock	(202)	(202)
Additional paid-in capital	577,599	563,006
Retained earnings	288,712	155,971
Cumulative translation adjustment	29,811	15,732

Total stockholders’ equity	896,643	735,221

Total liabilities and stockholders’ equity	$1,977,725	$1,740,324

Complete Production Services, Inc.
Cash Flow Data
For the Nine Months Ended September 30, 2007
(in thousands)

September 30,
2007
(unaudited)
Cash flows provide by/(used for):
Operating activities	$240,148
Investing activities:
Capital expenditures	$(274,759)
Other investing activities	$(35,682)
Financing activities	$61,698

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended September 30, 2007 and 2006 and June 30, 2007
(in thousands, except percentages)

	Quarter Ended
	September 30,	September 30,	June 30,
	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$317,170	$230,093	$307,212
Drilling services	60,566	57,898	60,193
Products	35,187	34,043	43,310

Total revenues	$412,923	$322,034	$410,715

EBITDA: (1)
Completion and production services	$97,070	$73,003	$101,180
Drilling services	16,701	21,110	19,004
Products	3,901	4,677	5,440
Corporate and other	(5,579)	(5,551)	(8,271)

Total EBITDA	$112,093	$93,239	$117,353

EBITDA as a % of Revenue:
Completion and production services	30.6%	31.7%	32.9%
Drilling services	27.6%	36.5%	31.6%
Products	11.1%	13.7%	12.6%
Total	27.1%	29.0%	28.6%

	Nine Months Ended September 30,
	2007	2006
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$932,021	$604,452
Drilling services	179,155	153,078
Products	119,529	91,386

Total revenues	$1,230,705	$848,916

EBITDA: (1)
Completion and production services	$302,412	$176,904
Drilling services	53,772	55,367
Products	14,498	12,471
Corporate and other	(20,063)	(13,478)

Total EBITDA	$350,619	$231,264

EBITDA as a % of Revenue:
Completion and production services	32.4%	29.3%
Drilling services	30.0%	36.2%
Products	12.1%	13.6%
Total	28.5%	27.2%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.
Footnote: The results for all periods exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended September 30, 2007 and 2006 and June 30, 2007
And the Nine Months Ended September 30, 2007 and 2006
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended September 30, 2007:
EBITDA	$97,070	$16,701	$3,901	$(5,579)	$112,093
Depreciation & amortization	29,817	4,586	793	200	35,396

Operating income (loss)	$67,253	$12,115	$3,108	$(5,779)	$76,697

Quarter Ended September 30, 2006:
EBITDA	$73,003	$21,110	$4,677	$(5,551)	$93,239
Depreciation & amortization	16,895	2,858	574	678	21,005

Operating income (loss)	$56,108	$18,252	$4,103	$(6,229)	$72,234

Quarter Ended June 30, 2007:
EBITDA	$101,180	$19,004	$5,440	$(8,271)	$117,353
Depreciation & amortization	28,134	4,017	702	639	33,492

Operating income (loss)	$73,046	$14,987	$4,738	$(8,910)	$83,861

Nine Months Ended September 30, 2007:
EBITDA	$302,412	$53,772	$14,498	$(20,063)	$350,619
Depreciation & amortization	82,235	12,238	2,173	1,212	97,858

Operating income (loss)	$220,177	$41,534	$12,325	$(21,275)	$252,761

Nine Months Ended September 30, 2006:
EBITDA	$176,904	$55,367	$12,471	$(13,478)	$231,264
Depreciation & amortization	43,730	7,160	1,406	1,315	53,611

Operating income (loss)	$133,174	$48,207	$11,065	$(14,793)	$177,653